Exhibit 99.1

Energy Transfer to Acquire SemGroup in $5 Billion Transaction

•	Enhances export opportunities via two premier U.S. Gulf Coast Terminals

•	New pipeline to directly connect Houston Ship Channel to Nederland Terminal

•	Enhances midstream infrastructure with increased connectivity

•	Increases crude oil and natural gas liquids (“NGLs”) focused infrastructure

•	Immediately accretive to Distributable Cash Flow (“DCF”) per unit

•	No material impact on credit metrics

•	Complementary assets drive more than $170 million of annual run-rate synergies

DALLAS, TX — September 16, 2019 — Energy Transfer LP (NYSE: ET) (“ET” or “Energy Transfer”) today announced that it has entered into a definitive merger agreement whereby Energy Transfer will acquire SemGroup Corporation (NYSE: SEMG) (“SemGroup”) in a unit and cash transaction valued at $17 per share, or a total consideration including the assumption of debt of approximately $5 billion, based on the closing price of ET common units on September 13, 2019.

The merger consideration consists of $6.80 in cash and 0.7275 of an ET common unit for each outstanding share of Class A Common Stock of SemGroup, or 40% cash and 60% equity. This represents a 65% premium to the closing price of SemGroup shares as of September 13, 2019. The transaction is expected to close in late 2019 or early 2020, subject to the approval by SemGroup’s stockholders and other customary regulatory approvals. Upon the closing, SemGroup stockholders are expected to own approximately 2.2% of Energy Transfer’s outstanding common units.

Complementary Assets

Energy Transfer’s acquisition of SemGroup will increase Energy Transfer’s scale across multiple regions and provide increased connectivity for Energy Transfer’s crude oil and NGL transportation businesses.

Energy Transfer will significantly strengthen its crude oil transportation, terminalling and export capabilities with the addition of the Houston Fuel Oil Terminal (“HFOTCO”), a world class crude oil terminal on the Houston Ship Channel with 18.2 million barrels of crude oil storage capacity, five deep-water ship docks and seven barge docks. HFOTCO is supported by stable take-or-pay cash flows from diverse, primarily investment grade customers. To enhance this optionality, Energy Transfer is also announcing its plans to construct a new crude oil pipeline, the Ted Collins Pipeline, to connect HFOTCO to Energy Transfer’s Nederland Terminal.

This acquisition also expands Energy Transfer’s crude oil and NGL infrastructure by adding crude oil gathering assets in the DJ Basin in Colorado and the Anadarko Basin in Oklahoma and Kansas, as well as crude oil and natural gas liquids pipelines connecting the DJ Basin and Anadarko Basin with crude oil terminals in Cushing, Oklahoma. These assets will greatly increase Energy Transfer’s crude oil and NGL transportation business in the Rockies and Mid-Continent and will complement Energy Transfer’s existing crude oil and NGL transportation business in the Permian Basin. Energy Transfer’s crude oil assets on the Gulf Coast will also benefit from the Maurepas Pipeline and its connections to the St. James refining complex. The acquisition will also provide a significant crude oil gathering and transportation presence in the Alberta Basin in western Canada.

Positive Financial Impact

The transaction, which is expected to have no material impact on credit metrics, increases Energy Transfer’s portion of fee-based cash flows from fixed-fee contracts and is expected to be immediately accretive to distributable cash flow per common unit. Also, beyond the equity issued for the transaction, no common equity issuances are expected.

Synergies

The combination of Energy Transfer’s significant infrastructure with SemGroup’s complementary assets will allow the combined company to pursue additional commercial opportunities and to achieve cost savings while enhancing Energy Transfer’s ability to serve customers.

The combined company expects to generate more than $170 million of annual run-rate synergies, consisting of commercial and operational synergies of $80 million, financial savings of $50 million and cost savings of $40 million.

Ted Collins Pipeline

Also today, Energy Transfer announced plans to construct an approximately 75-mile crude oil pipeline between the Houston Ship Channel and Nederland, Texas to provide a strategic connection between two of the largest crude oil terminals in the U.S., Energy Transfer’s Nederland terminal and the HFOTCO terminals.

The Ted Collins Pipeline, in conjunction with the combined companies’ oil transportation assets, will provide Energy Transfer’s customers with best-in-class access to the Houston, Beaumont/Port Arthur, and St. James markets. This will provide immediate access to over one million barrels per day of existing crude oil export capacity, with plans to expand to over two million barrels, at the Nederland and the HFOTCO terminals. The Ted Collins Pipeline is expected to have an initial capacity of more than 500 thousand barrels per day. Energy Transfer anticipates commercial operations to begin in 2021.

Energy Transfer’s vast network of pipelines, which handles over four million barrels per day, will also allow customers the flexibility to access its previously announced Very Large Crude Carrier, or VLCC, project planned from its Nederland terminal.

An investor presentation regarding the transaction will be posted to Energy Transfer’s website and filed with the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K.

Advisors

BofA Merrill Lynch acted as exclusive financial advisor to Energy Transfer and Latham & Watkins LLP acted as legal counsel. Jefferies LLC acted as exclusive financial advisor to SemGroup and Kirkland & Ellis LLP acted as legal counsel.

About Energy Transfer

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with a strategic footprint in all of the major domestic production basins. ET is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, NGL and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ET, through its ownership of Energy Transfer Operating, L.P., also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and 28.5 million common units of Sunoco LP (NYSE: SUN), and the general partner interests and 46.1 million common units of USA Compression Partners, LP (NYSE: USAC). For more information, visit the Energy Transfer LP website at www.energytransfer.com.

About SemGroup

SemGroup® Corporation (NYSE: SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Oklahoma, the company has additional offices in Calgary, Alberta; Denver, Colorado; and Houston, Texas. For more information, visit the SemGroup website at www.semgroup.com.

Forward-Looking Statements

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Energy Transfer and SemGroup cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of Energy Transfer to successfully integrate SemGroup’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by Energy Transfer and SemGroup with the SEC, which are available to the public. Energy Transfer and SemGroup undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION CAREFULLY WHEN IT BECOMES AVAILABLE. These documents (when they become available), and any other documents filed by Energy Transfer and SemGroup with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of Energy Transfer at the number and address set forth below:

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

Attention: Investor Relations

Phone: (214) 981-0795

Email: InvestorRelations@energytransfer.com

Participants in the Solicitation

Energy Transfer and SemGroup, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of Energy Transfer is contained in Energy Transfer’s Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 22, 2019. Information regarding the directors and executive officers of SemGroup is contained in SemGroup’s proxy statement relating to its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2019. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Energy Transfer

Investor Relations:

William Baerg, Brent Ratliff or Lyndsay Hannah, 214-981-0795

or

Media Relations: Vicki Granado, 214-840-5820